EX-99.B(g)(2)

APPENDIX A

CUSTODY AGREEMENT

WELLS FARGO FUNDS TRUST

For its custodial services, the Custodian shall receive a fee, with respect to each Fund of 0.02% of the average daily net assets of each such Fund. Exceptions to the custodial fees are noted below for the following Funds:

•	The custodial fee for the Wealthbuilder Portfolios and Life Stage Portfolios is 0.00% so as long as they invest their assets solely in one or more investment companies.

•	The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.00% so long as they remain Gateway Funds.

•	The custodial fee for the International Core Fund, International Equity Fund, International Value Fund and Overseas Fund is 0.10%.

•	The custodial fee for the Asia Pacific Fund, Emerging Markets Focus Fund and Institutional Emerging Markets Fund is 0.25%.

•	The custodial fee for the Specialized Health Sciences Fund and Specialized Technology Fund is 0.07%.

Funds of Wells Fargo Funds Trust Covered by This Agreement

1.	Aggressive Allocation Fund*
2.	Asia Pacific Fund
3.	Asset Allocation Fund
4.	Balanced Fund
5.	California Limited-Term Tax-Free Fund
6.	California Tax-Free Fund
7.	California Tax-Free Money Market Fund
8.	California Tax-Free Money Market Trust
9.	Cash Investment Money Market Fund
10.	Capital Growth Fund
11.	Colorado Tax-Free Fund
12.	Common Stock Fund
13.	Conservative Allocation Fund*
14.	Corporate Bond Fund
15.	C&B Large Cap Value Fund*
16.	C&B Mid Cap Value Fund
17.	Discovery Fund
18.	Diversified Bond Fund*
19.	Diversified Equity Fund*
20.	Diversified Small Cap Fund*
21.	Dividend Income Fund

*	Gateway Fund

22.	Dow Jones Target Today Fund*^ (formerly, the Outlook Today Fund)
23.	Dow Jones Target 2010 Fund*^ (formerly, the Outlook 2010 Fund)
24.	Dow Jones Target 2020 Fund*^ (formerly, the Outlook 2020 Fund)
25.	Dow Jones Target 2030 Fund*^ (formerly, the Outlook 2030 Fund)
26.	Dow Jones Target 2040 Fund*^ (formerly, the Outlook 2040 Fund)
27.	Emerging Markets Focus Fund
28.	Endeavor Large Cap Fund
29.	Endeavor Select Fund
30.	Enterprise Fund
31.	Equity Income Fund*
32.	Equity Index Fund
33.	Equity Value Fund*
34.	Government Money Market Fund
35.	Government Securities Fund
36.	Growth Balanced Fund*
37.	Growth Equity Fund*
38.	Growth Fund
39.	Growth and Income Fund
40.	Heritage Money Market Fund
41.	High Income Fund
42.	High Yield Bond Fund
43.	Income Plus Fund
44.	Index Fund*
45.	Inflation-Protected Bond Fund*
46.	Institutional Emerging Markets Fund
47.	Intermediate Government Income Fund
48.	Intermediate Tax-Free Fund
49.	International Core Fund
50.	International Equity Fund
51.	International Value Fund*
52.	Large Cap Appreciation Fund*
53.	Large Cap Growth Fund
54.	Large Company Core Fund
55.	Large Company Growth Fund*
56.	Life Stage – Aggressive Portfolio
57.	Life Stage – Conservative Portfolio
58.	Life Stage – Moderate Portfolio
59.	Liquidity Reserve Money Market Fund
60.	Mid Cap Disciplined Fund
61.	Mid Cap Growth Fund
62.	Minnesota Money Market Fund
63.	Minnesota Tax-Free Fund
64.	Moderate Balanced Fund*
65.	Money Market Fund
66.	Money Market Trust
67.	Municipal Bond Fund

^	On March 31, 2006 the Board of Trustees approved changes to the overall structure, day-to-day management and investment strategies of the Outlook Funds. Subject to shareholder approval, the implementation of the changes will commence in June 2006.
*	Gateway Fund

68.	Municipal Money Market Fund
69.	National Limited-Term Tax-Free Fund
70.	National Tax-Free Fund
71.	National Tax-Free Money Market Fund
72.	National Tax-Free Money Market Trust
73.	Nebraska Tax-Free Fund
74.	Opportunity Fund
75.	Overland Express Sweep Fund
76.	Overseas Fund
77.	Prime Investment Money Market Fund
78.	Short Duration Government Bond Fund
79.	Short-Term Bond Fund
80.	Short-Term High Yield Bond Fund
81.	Short-Term Municipal Bond Fund
82.	Small Cap Disciplined Fund
83.	Small Cap Growth Fund
84.	Small Cap Opportunities Fund
85.	Small Cap Value Fund
86.	Small Company Growth Fund*
87.	Small Company Value Fund*
88.	Small/Mid Cap Value Fund
89.	Specialized Financial Services Fund
90.	Specialized Health Sciences Fund
91.	Specialized Technology Fund
92.	Stable Income Fund*
93.	Strategic Income Fund
94.	Strategic Small Cap Value Fund*+
95.	Total Return Bond Fund*
96.	Treasury Plus Money Market Fund
97.	Ultra-Short Duration Bond Fund
98.	Ultra Short-Term Income Fund
99.	Ultra Short-Term Municipal Income Fund
100.	U.S. Value Fund
101.	Value Fund
102.	WealthBuilder Conservative Allocation Portfolio
103.	WealthBuilder Equity Portfolio
104.	WealthBuilder Growth Allocation Portfolio
105.	WealthBuilder Growth Balanced Portfolio
106.	WealthBuilder Moderate Balanced Portfolio
107.	WealthBuilder Tactical Equity Portfolio
108.	Wisconsin Tax-Free Fund
109.	100% Treasury Money Market Fund

Most recent annual approval by the Board of Trustees: March 31, 2006

Appendix A amended: March 31, 2006

*	Gateway Fund
+	On February 8, 2006, the Board of Trustees approved the establishment of the Strategic Small Cap Value Fund, which is expected to commence operations in 2006.

The foregoing fee schedule is agreed to as of March 31, 2006 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS TRUST

By:	/s/ C. David Messman
C. David Messman
Secretary

WELLS FARGO BANK, N.A.

By:	/s/ Sean O’Loughlin
Sean O’Loughlin
Assistant Vice President

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